Supplementary Agreement

Party A:	Shenzhen Fuqi Jewelry CO., Ltd
Party B:	Agricultural Bank of China, Shenzhen Central District Branch

After amiable consultation between them, Party A and Party B have reached agreement as follows:

1.
Under Article 2 (1) of the Contract of Maximum General Banking Facilities (contract No. 00352008430401218) regarding the maximum general banking facilities, loan banking facilities in Chinese or foreign currencies and banking facilities for other types of businesses, the banking facilities of "equivalent to RMB 100 million" shall be amended as "equivalent to RMB 150 million."

2.	No amendments shall be made with respect to the other articles of the original Contract of Maximum General Banking Facilities (contract No. 00352008430401218).

This agreement is done in four copies with equal force, Party A and Party B each holding 2 copies.

Party A (Seal) Legal representative: [illegible] Or authorized agent	Party B (Seal) Legal representative: [illegible] Or authorized agent Date: March 28, 2009 Venue: Shenzhen

[seal]:	Signatures and official seals are found to be valid and legitimate.
Case worker: [illegible]